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                                                                 EXHIBIT 10.14

                                PG&E CORPORATION
                            OFFICER SEVERANCE POLICY


1.   Purpose
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     This is the controlling and definitive statement of the Officer Severance
     Policy of PG&E Corporation ("Policy"). Since Officers are employed at the will of PG&E Corporation and its subsidiaries ("Corporation"), their employment with the Corporation may be terminated at any time, with or without cause. The Policy, which was first adopted effective November 1, 1998, provides Officers of the Corporation in Officer Compensation Bands I through V with severance benefits in the event that their employment is
     terminated./1/   Severance benefits for officers not covered by this Policy will be provided under policies or programs developed by the appropriate lines of business in consultation with and the approval by the Senior Human Resources Officer of the Corporation.

     The purpose of the Policy is to attract and retain senior management by defining terms and conditions for severance benefits, to provide severance benefits that are part of a competitive total compensation package, to provide consistent treatment for all terminated officers, and to minimize potential litigation costs associated with Officer termination of employment.

2.   Termination of Employment
     -------------------------

     (a) If Corporation exercises its right to terminate an Officer's employment without cause, it shall give the Officer thirty (30) days' advance written notice or pay in lieu thereof. Except as provided in Section 2(b) below, in consideration of the Officer's agreement to the obligations described in Section 3 below and to the arbitration provisions described in Section 11 below, Corporation shall also provide the following payments and benefits to Officer:

         (i)    The Corporation shall pay Officer a severance payment, equal to
                (x) two, for Officers in Officer Bands I, II or III or (y) one and one-half, for Officers in Officer Bands IV or V times (the "Severance Multiple") the sum of the Officer's annual base compensation and the Officer's Short-Term Incentive Plan target award at the time of his or her termination, to be paid in a lump sum. Annual base compensation shall mean the Officer's monthly base pay

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/1/  Severance benefits for Officers who are currently covered by an employment agreement will continue to be provided solely under such agreements until their expiration at which time this Policy will become effective for such Officers.
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                for the month in which the Officer is given notice of
                termination, multiplied by 12. If Officer is a participant in the Corporation's Defined Benefit Supplemental Executive Retirement Plan ("SERP"), Officer may elect to convert any portion of the amount described in the preceding sentence to provide for additional years of service and/or additional years to Officer's age for purposes of calculating a benefit under the SERP. The value of any amount so converted shall be calculated using the same actuarial factors used in calculating benefits under the Retirement Plan for Employees of Pacific Gas and Electric Company. Any payments made hereunder shall be less applicable taxes;

         (ii) If Officer is a participant in the SERP and if the additional age resulting from a conversion under Section 2(a)(i) does not result in an age of 55 or greater, Officer may elect to begin receiving an immediately payable SERP benefit. If Officer elects to receive an immediately payable SERP benefit the Administrator shall use an interest rate and actuarial factors which the Administrator, in its sole discretion, has determined are appropriate to reflect the true economic value to the Corporation of providing an immediately payable SERP benefit;

         (iii) The incentive awards granted to Officer under the Corporation's Long-Term Incentive Program which have not yet vested as of the date of termination will continue to vest over a period of years or portion thereof equal to the Severance Multiple after the date of termination as if the Officer had remained employed for such period. For vested stock options as of the date of termination, the Officer shall have the right to exercise such stock options at any time within their respective terms or within five years after termination, whichever is shorter. For stock options that vest during a period of years or portion thereof equal to the Severance Multiple, the Officer shall have the right to exercise such options at any time within five years after termination. Awards under the Performance Unit Plan shall continue to vest and be payable during a period of years or portion thereof equal to the Severance Multiple. Any unvested Performance Unit Plan awards remaining at the end of such period shall be forfeited;

         (iv) For Officers in Officer Bands I, II or III, two thirds of the unvested Company stock units in the Officer's account in the Corporation's Deferred Compensation Plan for Officers which were awarded in connection with the Executive Stock Ownership Program requirements ("SISOPs") shall vest upon the Officer's termination and one third shall be forfeited. For Officers in Officer Bands IV and V, one third of any unvested SISOPs shall vest upon the Officer's termination and two thirds shall be forfeited. Unvested stock units attributable to SISOPs which becomes vested under this provision shall be distributed to Officer in accordance with the Deferred Compensation Plan after such stock units vest;

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         (v)    For a period of years or portion thereof equal to the Severance
                Multiple, the Corporation shall pay the Officer's COBRA premiums;

         (vi) If Officer is terminated after serving consecutively for six months in a fiscal year, Officer shall be entitled to receive a prorated bonus under the Corporation's Short-Term Incentive Plan, at the time such bonus would otherwise be paid, if any;

         (vii) To the extent not theretofore paid or provided, the Corporation shall timely pay or provide to the Officer any other amounts or benefits required to be paid or provided or which the Officer is eligible to receive under any plan, contract or agreement of the Corporation and its affiliated companies; and

         (viii) Such career transition services as the Corporation's Senior Human Resources Officer shall determine is appropriate.

     (b) Section 2(a) shall not apply in the event that the Corporation terminates an Officer's employment "for cause." "For cause" means that the Corporation, acting in good faith based upon information then known to it, determines that the Officer has engaged in, committed, or is responsible for (1) serious misconduct, gross negligence, theft, or fraud against the Corporation; (2) refusal or unwillingness to perform his duties; (3) inappropriate conduct in violation of Corporation's equal employment opportunity policy; (4) conduct which reflects adversely upon, or making any remarks disparaging of, the Corporation, its Board of Directors, Officers, or employees, or its affiliates or subsidiaries; (5) insubordination; (6) any willful act that is likely to have the effect of injuring the reputation, business, or business relationship of the Corporation or its subsidiaries or affiliates; (7) violation of any fiduciary duty; or (8) breach of any duty of loyalty; or (9) any breach of the restrictive covenants contained in Section 3. Upon termination "for cause," the Corporation shall have no liability to the Officer other than for accrued salary, vacation benefits, and any vested rights the Officer may have under the Corporation's benefit and compensation plans under the general terms and conditions of the applicable plan.

3.   Obligations of Officer
     ----------------------

     (a) Release of Claims.  The Corporation shall have no obligation to
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         commence the payment of the amounts and benefits described in Section
         2(a) until the latter of (1) the delivery by Officer to the Corporation a fully executed comprehensive general release of any and all known or unknown claims that he or she may have against the Corporation and a covenant not to sue in the form prescribed by the Administrator, and
         (2) the expiration of any revocation period associated with the release to which the Officer may be entitled under law.

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     (b) Covenant Not to Compete.  (i) During the period of Officer's employment
         -----------------------
         with the Corporation or its subsidiaries and for a period of years or portion thereof equal to the Severance Multiple thereafter (the "Restricted Period"), Officer shall not, in any county within the State of California or in any city, county or area outside the State of California within the United States or in the countries of Canada or Mexico, directly or indirectly, whether as partner, employee, consultant, creditor, shareholder, or other similar capacity, promote, participate, or engage in any activity or other business competitive with Corporation's business or that of any of its subsidiaries or affiliates, without the prior written consent of Corporation's Chief Executive Officer. Notwithstanding the foregoing, Officer may have an interest in any public company engaged in a competitive business so long as Officer does not own more than 2 percent of any class of securities of such company, Officer is not employed by and does not consult with, or becomes a director of, or otherwise engage in any activities for, such competing company.

         (ii) The Corporation and its subsidiaries presently conduct their businesses within each county in the State of California and in areas outside California that are located within the United States, and it is anticipated that the Corporation and its subsidiaries will also be conducting business within the countries of Canada and Mexico. Such covenants are necessary and reasonable in order to protect the Corporation and its subsidiaries in the conduct of their businesses.
         To the extent that the foregoing covenant or any provision of this
         Section 3(b)(e) shall be deemed illegal or unenforceable by a court or other tribunal of competent jurisdiction with respect to (i) any geographic area, (ii) any part of the time period covered by such covenant, (iii) any activity or capacity covered by such covenant, or
         (iv) any other term or provision of such covenant, such determination shall not affect such covenant with respect to any other geographic area, time period, activity or other term or provision covered by or included in such covenant.

     (c) Soliciting Corporation Customers and Employees.  During the Restricted
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         Period, Officer shall not, directly or indirectly, solicit or contact any customer or any prospective customer of the Corporation for any commercial pursuit that could be reasonably construed to be in competition with the Corporation, or induce, or attempt to induce, any employees, agents or consultants of or to the Corporation or any of its subsidiaries or affiliates to do anything from which Officer is restricted by reason of this covenant nor shall Officer, directly or indirectly, offer or aid to others to offer employment to, or interfere or attempt to interfere with any employment, consulting or agency relationship with, any employees, agents or consultants of the Corporation, its subsidiaries and affiliates, who received compensation of $75,000 or more during the preceding six (6) months, to work for any business competitive with any business of the Corporation, its subsidiaries or affiliates.

     (d) Confidentiality.  Officer shall not at any time (including after
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         termination of employment) divulge to others, use to the detriment of the Corporation, or use in any business competitive with any business of the Corporation, any trade secret,

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         confidential or privileged information obtained during his employment with the Corporation, without first obtaining the written consent of the Corporation's Chief Executive Officer. This paragraph covers but is not limited to discoveries, inventions (except as otherwise provided by California law), improvements, and writings, belonging to or relating to the affairs of the Corporation or of any of its subsidiaries or affiliates, or any marketing systems, customer lists or other marketing data. Officer shall, upon termination of employment for any reason, deliver to the Corporation all data, records and communications, and all drawings, models, prototypes or similar visual or conceptual presentations of any type, and all copies or duplicates thereof, relating to all matters contemplated by this paragraph.

     (e) Assistance in Legal Proceedings.  During the Restricted Period, Officer
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         shall, upon reasonable notice from Corporation, furnish information and proper assistance (including testimony and document production) to Corporation as may be reasonably required by Corporation in connection with any legal, administrative or regulatory proceeding in which it or any of its subsidiaries or affiliates is, or may become, a party, or in connection with any filing or similar obligation of Corporation imposed by any taxing, administrative or regulatory authority having jurisdiction, provided, however, that Corporation shall pay all reasonable expenses incurred by Officer in complying with this paragraph.

     (f) Remedies.  Upon Officer's failure to comply with the provisions of this
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         Section 3, the Corporation shall have the right to immediately terminate the payment of the amounts and benefits described in Section 2(a) to Officer and Corporation shall have no further obligations under this Policy. As damages for breach or threatened breach of any of the covenants set forth in this Section 3 will be difficult to determine and will not afford a full and adequate remedy, the Corporation in addition to seeking actual damages in connection therewith and ceasing its obligations hereunder, may seek specific performance of any such covenant in any court of competent jurisdiction, including without limitation, by the issuance of a temporary or permanent injunction.

4.   Administration
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     The Policy shall be administered by the Chief Human Resources Officer of the Corporation ("Administrator"), who shall have the authority to interpret the Policy and make and revise such rules as may be reasonably necessary to administer the Policy. The Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations, securing Officer releases, and disbursing payments hereunder. The Administrator's interpretations, determinations, rules, and calculations shall be final and binding on all persons and parties concerned.

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5.   No Mitigation
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     Payment of the amounts and benefits under Section 2(a) (except as otherwise provided in Section 2(a)(iv)) shall not be subject to offset, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have, and shall not be subject to a requirement that Officer mitigate or attempt to mitigate damages resulting from Officer's termination of employment.

6.   Amendment and Termination
     -------------------------

     The Corporation, acting through its Nominating and Compensation Committee, reserves the right to amend or terminate the Policy at any time; provided, however, that any amendment which would reduce the aggregate level of benefits, or terminate the Policy, shall not become effective prior to the third anniversary of the Corporation giving notice to Officers of such amendment or termination.

7.   Nonassignability of Benefits
     ----------------------------

     The payments under this Policy or the right to receive future payments under this Policy may not be anticipated, alienated, pledged, encumbered, or subject to any charge or legal process, and if any attempt is made to do so, or a person eligible for payments becomes bankrupt, the payments under the Policy of the person affected may be terminated by the Administrator who, in his or her sole discretion, may cause the same to be held if applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that he or she deems appropriate.

8.   Nonguarantee of Employment
     --------------------------

     Officers covered by the Policy are at-will employees, and nothing contained in this Policy shall be construed as a contract of employment between the Officer and the Corporation (or, where applicable, a subsidiary or affiliate of the Corporation), or as a right of the Officer to continued employment, or to remain as an Officer, or as a limitation on the right of the Corporation (or a subsidiary or affiliate of the Corporation) to discharge Officer at any time, with or without cause.

9.   Benefits Unfunded and Unsecured
     -------------------------------

     The payments under this Policy are unfunded, and the interest under this Policy of any Officer and such Officer's right to receive payments under this Policy shall be an unsecured claim against the general assets of the Corporation.

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10.  Applicable Law
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     All questions pertaining to the construction, validity, and effect of the
     Policy shall be determined in accordance with the laws of the United States and, to the extent not preempted by such laws, by the laws of the state of California.

11.  Arbitration
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     With the exception of any request for injunctive or other equitable relief, any dispute or controversy arising out of this Policy, or out of Officer's employment with Corporation (or with the employing subsidiary) or termination thereof, including tort, breach of contract, breach of covenant of good faith and fair dealing, and discrimination or harassment under applicable federal, state, or local laws, shall be resolved exclusively by final and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Provided, however, that in making its determination, the arbitrator shall be limited to accepting the position of the Officer or the position of the Corporation, as the case may be. The only claims not covered by this
     Section 11 are claims for benefits under workers' compensation or unemployment insurance laws; such claims will be resolved under those laws. The place of arbitration shall be San Francisco, California. Parties may be represented by legal counsel at the arbitration but must bear their own fees for such representation. The losing party in any dispute or controversy shall pay all of the prevailing party's costs, including any arbitrator or administrative fees and reasonable attorneys' fees. Both the Officer and the Corporation specifically waive any right to a jury trial on any dispute or controversy covered by this Section 11. Judgment may be entered on the arbitrators award in any court having jurisdiction.

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